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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-A
               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                                 MORGAN STANLEY
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             (Exact Name of Registrant as Specified in Its Charter)

                DELAWARE                                36-3145972
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(State of Incorporation or Organization)   (I.R.S. Employer Identification No.)

    1585 Broadway, New York, New York                     10036
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(Address of Principal Executive Offices)                (Zip Code)

If this Form relates to the                If this Form relates to the
registration of a class of securities      registration of a class of securities
pursuant to Section 12(b) of the           pursuant to Section 12(g) of the
Exchange Act and is effective              Exchange Act and is effective
pursuant to General Instruction            pursuant to General Instruction
A.(c), please check the following          A.(d), please check the following
box. [X]                                   box. [ ]

Securities Act registration statement file number to which this form relates:
333-131266

Securities to be registered pursuant to Section 12(b) of the Act:

     Title of Each Class                      Name of Each Exchange on Which
     to be so Registered                      Each Class is to be Registered
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Global Medium-Term Notes, Series F,  %    THE AMERICAN STOCK EXCHANGE LLC
HITS due May 20, 2007 (Based on the
Common Stock of Wynn Resorts, Limited)

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                                (Title of Class)


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Item 1.  Description of the Registrant's Securities to be Registered.

     The title of the class of securities to be registered hereunder is:
"Global Medium-Term Notes, Series F, High Income Trigger Securities due May 20, 2007 (Based on the Common Stock of Wynn Resorts, Limited)" (the "HITS"). A description of the HITS is set forth under the caption "Description of Debt Securities" in the prospectus included within the Registration Statement of Morgan Stanley (the "Registrant") on Form S-3ASR (Registration No. 333-131266) (the "Registration Statement"), as supplemented by the information under the caption "Description of HITS" in the prospectus supplement for HITS dated January 25, 2006 and filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), which description is incorporated herein by reference, and as further supplemented by the description of the HITS contained in the pricing supplement dated April 21, 2006 to be filed pursuant to Rule 424(b) under the Act, which contains the final terms and provisions of the HITS and is hereby deemed to be incorporated by reference into this Registration Statement and to be a part hereof.

Item 2.  Exhibits.

     The following documents are filed as exhibits hereto:

     4.1 Proposed form of Global Note evidencing the HITS.


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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                     MORGAN STANLEY
                                     (Registrant)


Date: April 21, 2006                 By: /s/ W. Gary Beeson
                                         ---------------------------------------
                                         Name:   W. Gary Beeson
                                         Title:  Assistant Secretary and Counsel





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                               INDEX TO EXHIBITS


Exhibit No.                                                            Page No.

      4.1        Proposed form of Global Note evidencing the HITS         A-1






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